EXECUTION VERSION





                       CAPITAL ENVIRONMENTAL RESOURCE INC.

                                     WARRANT

NO INTEREST IN THE SECURITIES EVIDENCED BY THIS WARRANT MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

                                                   Warrant to Purchase 1,000,000
                                                   Common Shares of Capital
                                                   Environmental Resource Inc.


                       CAPITAL ENVIRONMENTAL RESOURCE INC.

                                     WARRANT

         Capital Environmental Resource Inc., a corporation incorporated under the laws of the Province of Ontario (the "COMPANY") hereby certifies that, for value received and subject to these terms and conditions, David Sutherland-Yoest or his assigns (the "HOLDER"), is entitled to exercise this Warrant to purchase one million (1,000,000) fully paid and nonassessable Common Shares in the capital of the Company (the "WARRANT STOCK") at a price per share of US $ 2.70 (the "EXERCISE PRICE") (such number of shares, type of security and the Exercise Price being subject to adjustment as provided below).

1.       METHOD OF EXERCISE

         1.1      EXERCISE

         Subject to the terms of this Warrant, this Warrant may be exercised by the Holder at any time after the occurrence of the Closing (the "CLOSING") pursuant to the Subscription Agreement (the "SUBSCRIPTION AGREEMENT") substantially in the form of EXHIBIT A attached hereto by and among the Company and the persons listed in Schedule A thereto (the "INVESTORS"), but not later than ten (10) years from the date of issuance (the "EXERCISE PERIOD"), in whole or in part, by delivering to the Company at Suite 221, 1005 Skyview Drive, Burlington, Ontario L7P 5B1 (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) (a) this Warrant certificate, (b) a certified cheque or bank draft payable to the Company, or by wire transfer to the Company's account, in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "PURCHASE PRICE"), and (c) the Notice of Cash Exercise attached as EXHIBIT B duly completed and executed by the Holder. Upon exercise, the Holder shall be entitled to receive from the Company a share certificate in proper form representing the number of shares of Warrant Stock purchased.


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         Notwithstanding the foregoing, if the Subscription Agreement is terminated in accordance with its terms prior to the Closing occurring, the Warrant shall terminate on the date of such termination.

         1.2      TIMING OF EXERCISE

                  (a)      VESTING PERIOD

         This Warrant will vest over a period of three years (the "VESTING PERIOD"). It may not be exercised to any extent until the first anniversary of the Closing. Thereafter, this Warrant may be exercised to the maximum cumulative extent of:

         (i) 33% of the shares of Warrant Stock covered by this Warrant on and after the first anniversary of the Closing;

         (ii) 67% of the shares of Warrant Stock covered by this Warrant on and after the second anniversary of the Closing;

         (iii) 100% of the shares of Warrant Stock covered by this Warrant on and after the third anniversary of the Closing.

         (b)      CHANGE OF CONTROL

                  Notwithstanding the foregoing, in the event that there is a Change of Control Transaction (as defined below) prior to the end of the Vesting Period, then this Warrant shall become fully vested immediately prior to consummation of the Change of Control Transaction so that this Warrant may be exercised in full immediately prior to such Change of Control Transaction. For the purposes of this Warrant, a "CHANGE OF CONTROL TRANSACTION" means (A) the sale or lease of all or substantially all of the assets of the Company to any person or entity that, prior to such sale, was not controlled by the Company,
(B) a merger, amalgamation, consolidation or other reorganization in which the Company is not the surviving entity or becomes owned entirely by another entity, unless at least 50% of the outstanding voting securities of the surviving or parent corporation, as the case may be, immediately following such transaction are beneficially held by such persons and entities in the same proportion as such persons and entities beneficially held the outstanding voting securities of the Company immediately prior to such transaction, (C) the acquisition in a single transaction or series of related transactions, other than pursuant to the Subscription Agreement or pursuant to any other acquisition by the Investors, as such term is defined in the Subscription Agreement (such other acquisition by Investors being referred to as an "INVESTOR ACQUISITION"), of more than 50% of the voting securities of the Company by a single person or "group" within the meaning of Section 13(d)(3) of the United States Securities Exchange Act of 1934, as amended, whether through the acquisition of previously issued and outstanding voting securities or of voting securities that have not been previously issued, or any combination thereof; provided, however, that any Investor Acquisition shall



                                       -2
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constitute a Change of Control Transaction if the Investor Acquisition is
accompanied by a change in the board of directors of the Company such that the directors of the Company prior to such acquisition no longer constitute a majority of the board of directors of the Company and (D) the voluntary or involuntary dissolution, liquidation or winding up of the Company, or the adoption of any resolution with respect thereto.

                  (c)      TIME TO EXERCISE

         (i) The vested portion of this Warrant may be exercised at any time during the Exercise Period if David Sutherland-Yoest is employed by the Company.

         (ii) In the event of a Change of Control Transaction, this Warrant may be exercised in full at any time through the end of the Exercise Period.

         (iii) In the event David Sutherland-Yoest's employment with the Company is terminated by reason of his death or Disability, or if he is terminated by the Company without Cause (as such capitalized terms are defined in any then-effective employment agreement between him and the Company), the Warrant shall continue to vest as provided in Section 1.2(a) and shall be exercisable at the same times and in the same amounts as it would have been exercisable if David Sutherland-Yoest had remained employed by the Company.

         (iv) In the event David Sutherland-Yoest's employment with the Company is terminated by voluntary resignation (other than following a Change of Control Transaction or by reason of his death or Disability), or in the event he is terminated by the Company for Cause, this Warrant may be exercised within 180 days after such termination, but only to the extent that it is exercisable on the date of such termination.


2.       WARRANT SHARES

         2.1      DELIVERY OF SHARE CERTIFICATES

         Within 10 days after the exercise of the purchase rights, in whole or in part, evidenced by this Warrant, the Company at its expense shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise, and (b) a new Warrant of like tenor to purchase that number of shares of Warrant Stock, if any, as to which this Warrant has not been exercised if this Warrant has not expired. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date this Warrant was exercised (the date the Holder has fully complied with the requirements of Section 1.1), irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock.




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         2.2      NO FRACTIONAL SHARES

          No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to such fraction multiplied by the Fair Market Value of one share of Warrant Stock on the date the notice of exercise is delivered pursuant to
Section 1.1.

         2.3      ISSUANCE OF WARRANT SHARES

         All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall upon issuance be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof and not subject to preemptive rights. The Company shall pay all documentary, stamp or similar issue or transfer taxes, if any, and all other taxes and other governmental charges (other than income taxes) that may be imposed with respect to the issue or delivery of all Warrant Shares issuable upon the exercise of this Warrant, and shall indemnify and hold Holder or its affiliates harmless from any taxes, interest and penalties which may become payable by Holder or its affiliates as a result of the failure or delay by the Company to pay such taxes specified above.

3.       ADJUSTMENTS

         3.1 ADJUSTMENT FOR REORGANIZATION, AMALGAMATION, CONSOLIDATION, MERGER, ETC.

                  (a)      REORGANIZATION

         In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) amalgamate or consolidate with or merge into any other person, or (c) transfer or lease all or substantially all of its properties or assets to any other person, then, in each such case, the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, amalgamation, consolidation or merger (and any dissolution following any such transfer), as the case may be, shall receive, in lieu of the Warrant Stock issuable on such exercise prior to such consummation or such effective date, the shares and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or the effective date of such dissolution, as the case may be, if such Holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3.2, 3.3, and 3.6 hereof.

                  (b)      DISSOLUTION

         In the event of any dissolution of the Company following the transfer or lease of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the shares and other securities and property (including cash, where applicable) receivable by the Holder after the effective date of such dissolution pursuant to this Section 3.1, if any, to a Canadian chartered bank or a trust



                                       -4
company incorporated under the laws of Canada or a province thereof, as trustee for the Holder.

                  (c)      CONTINUATION OF TERMS

         Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3.1, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, amalgamation, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

         3.2      ADJUSTMENTS FOR STOCK SPLITS, DIVIDENDS

         If the Company shall issue any shares of the same class as the Warrant Stock as a stock dividend or other distribution on outstanding Warrant Stock, or subdivide the number of outstanding shares of such class into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend, distribution, or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time issuable pursuant to the exercise of this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of the same class as the Warrant Stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time issuable pursuant to the exercise or conversion of this Warrant shall be proportionately decreased. Each adjustment in the number of shares of Warrant Stock issuable shall be to the nearest whole share.

         3.3      ADJUSTMENTS FOR OTHER DISTRIBUTIONS

         In the event the Company shall declare a distribution with respect to the Warrant Stock payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets, or options, or rights not referred to above, then, in each case, upon exercise of this Warrant the Holder shall be entitled to receive a proportionate share of any such distribution as through such Holder was the holder of the number of shares of Warrant Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Warrant Stock of the Company entitled to receive such distribution.

         3.4      CERTIFICATE AS TO ADJUSTMENTS

         In the case of each adjustment or readjustment of the purchase price pursuant to this Section 3, the Company will promptly compute such adjustment or readjustment in

                                       -5
accordance with the terms hereof and cause a certificate setting forth such adjustment or readjustment, and showing in detail the fact upon which such adjustment or readjustment is based, to be delivered to the holder of this Warrant. The Company will, upon such event, furnish or cause to be furnished to such holder a certificate setting forth: (a) such adjustment and readjustments;
(b) the purchase price at the time in effect; and (c) the number of shares of Warrant Stock receivable upon the exercise of the Warrant.

         3.5      OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION

         The following provision shall be applicable to the making of adjustments of the number of shares of Warrant Stock for which this Warrant is exercisable provided for in this Section 3: If Holder exercises this Warrant after any property becomes distributable as described in this Section 3 following the taking of any record of the holders of Warrant Stock but prior to the occurrence of the event for which such record is taken, Holder shall be entitled to receive any additional shares of Warrant Stock or other property which would have been issuable to Holder if it had exercised the Warrant immediately prior to the date of taking such record (notwithstanding any other provision to the contrary contained herein) and such shares or other property shall be held in escrow for Holder by the Company to be issued to Holder upon and to the extent that the event actually takes place and the Company shall deliver such shares or other property under such circumstances. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then any such escrowed shares shall be cancelled by the Company and any such escrowed property returned to the Company.

         3.6      EQUITABLE ADJUSTMENTS

         If any event occurs as to which the foregoing provisions of this
Section 3 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the purchase rights of the Holder in accordance with the essential intent and principles underlying the Warrant, the Company's Board of Directors shall make appropriate equitable adjustments in the application of the provisions of this Warrant as shall be reasonably necessary to protect such purchase rights as aforesaid, including without limitation adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant.

         3.7      NO DILUTION OR IMPAIRMENT

         The Company will not, by amendment of its Articles of Incorporation or Amalgamation, or through any reorganization, transfer or lease of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to


                                       -6
avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares on the exercise of the Warrant from time to time outstanding.

4.       SECURITIES LAWS RESTRICTIONS; LEGEND ON WARRANT STOCK

         4.1 No interest in this Warrant and the securities issuable upon exercise may be sold, distributed, assigned, offered, pledged or otherwise transferred except in accordance with applicable securities laws.

         4.2 A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement and any certificate(s) representing the Warrant Stock, and a stop transfer order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

5.       RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT

         The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Warrant Stock from time to time issuable on the exercise of the Warrant.

6.       EXCHANGE OF WARRANT

         On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant so surrendered; provided, however, rights under this Warrant may only be assigned to the spouse or children of David Sutherland-Yoest or to a trust of which David Sutherland-Yoest is the settlor and a trustee for the benefit of his spouse or children ("PERMITTED ASSIGNEES").

7.       REPLACEMENT OF WARRANT

         On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.



                                       -7
8.       HOLDER REPRESENTATIONS

         By accepting this Warrant, the Holder represents, warrants and covenants to the Company that the Holder is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

9.       COMPANY REPRESENTATIONS

         9.1 The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

         9.2 The shares of Warrant Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

         9.3 The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Warrant Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Articles of Amalgamation or By-laws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

10.      MISCELLANEOUS

         10.1     HOLDER AS OWNER

         The Company may deem and treat the holder of record of this Warrant as the absolute owner for all purposes regardless of any notice to the contrary.

         10.2     NO SHAREHOLDER RIGHTS

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights except the rights stated herein; and except as provided herein no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock, until this Warrant is exercised. Nothing in this Section 10.2, however, shall limit the right of the Holder to be provided with the notices required hereby, or to participate in distributions as described in Section 3 hereof if the Holder exercises the Warrant.


                                       -8

         10.3     NOTICES

         Unless otherwise provided, any notice under this Warrant shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed to the party as set forth in (d), or (d) three days after deposit with the United States Post Office or Canada Post, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated below, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner.

                           If to the Holder:

                           David Sutherland-Yoest
                           c/o H20 Technologies
                           150 Randall Street, Suite 103
                           Oakville, Ontario L6J 1P4
                           Facsimile:  (905) 337-8864

                                       -9
                           with a copy to:

                           Karen A. Dewis
                           McDermott, Will & Emery
                           600 Thirteenth Street, N.W.
                           Washington, DC  20005-3096
                           Facsimile:  (202) 856-8087

                           If to the Company:

                           Capital Environmental Resource Inc.
                           Suite 221
                           1005 Skyview Drive
                           Burlington, Ontario L7P 5B1
                           Attention:  Dennis Nolan
                           Facsimile: (905) 319-9050

                           with a copy to:

                           Torys
                           Suite 3000
                           Maritime Life Tower, Toronto-Dominion Centre
                           79 Wellington Street West
                           Toronto, Ontario M5K 1N2
                           Attention:  Michael J. Siltala
                           Facsimile:  (416) 865-7380


         10.4     AMENDMENTS AND WAIVERS

         Any term of this Warrant may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section
10.4 shall be binding on each future Holder and the Company.

         10.5     GOVERNING LAW; JURISDICTION; VENUE

         This Warrant shall be governed by and construed in accordance with the laws of the Province of Ontario without regard to principles of conflict of laws.

         10.6     SUCCESSORS AND ASSIGNS

         The terms and conditions of this Warrant shall inure to the benefit of and be binding on the respective successors and assigns of the parties.


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

         10.7     REMEDIES

         The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         10.8     NEGOTIABILITY. ETC

         This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees. The rights represented by this Warrant may only be transferred to Permitted Assignees, in whole or in part, by endorsement (by the holder hereof executing the form of assignment attached as EXHIBIT C at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

                            [Signature page follows.]


                                      -11

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                             Capital Environmental Resource Inc.


                                             By       /s Dennis Nolan
                                               ---------------------------------

                                             Name: Dennis Nolan

                                             Title: Secretary



                                      -12

                                    EXHIBIT A

                        [form of Subscription Agreement]

                                    EXHIBIT B

                               NOTICE OF EXERCISE



To : Capital Environmental Resource Inc..

         The undersigned hereby irrevocably elects to purchase________ Common Shares of Capital Environmental Resource Inc. (the "COMPANY") issuable upon the exercise of the attached Warrant and requests that certificates for such shares be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if said number of shares shall not be all the shares that may be purchased pursuant to the attached Warrant, that a new Warrant evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address stated below.

         Payment enclosed in the amount of _______________ [see Section 1.1(b) of the Warrant].

         Dated:

         Name of Holder of Warrant:

         Address:

         Signature:  ___________________________________________________________

         NOTARY:
         Subscribed and sworn to before me this _______ day of ___________, 2001.

         __________________________                                 [Seal]

         Notary expires: __________________________

                                    EXHIBIT C

                                   ASSIGNMENT

         For value received the undersigned sells, assigns and transfers to the transferee named below the right represented by the within Warrant to purchase ________________ Common Shares of Capital Environmental Resource Inc. to which the within Warrant relates, and does irrevocably constitute and appoint ________________ as the undersigned's attorney, to transfer such rights on the books of the Company, with full power of substitution in the premises.

         Dated:  __________________________



         Name of Holder of Warrant:
                                     -------------------------------------------
                                                      (please print)

         Address:
                   -------------------------------------------------------------


         Signature:
                     -----------------------------------------------------------


         Name of transferee:
                              --------------------------------------------------
                                                       (please print)

         Address of transferee:
                                 -----------------------------------------------